EXHIBIT 99.1


Name and Address of Designated Filer:
PPM America Capital Partners, L.L.C.
225 West Wacker Drive
Suite 1200
Chicago, Illinois  60606

Issuer Name and Ticker or Trading Symbol:
Global Power Equipment Group Inc. (GEG)

Statement for Month/Day/Year:
March 8, 2004

Listing of the names and addresses of other reporting persons:

1.  PPM America Private Equity Fund, L.P.               PPM AMERICA PRIVATE EQUITY FUND, L.P.
    225 West Wacker Drive
    Suite 1200                                          By:  PPM America Capital Partners, L.L.C., as general partner
    Chicago, Illinois 60606
                                                        By: /s/ David Brett
                                                            ------------------------------------------------
                                                            David Brett, Senior Partner

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